UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016 (February 5, 2016)

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 LIBERTY STREET 29th FLOOR NEW YORK, NEW YORK	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2016, First Data Corporation announced that Sanjiv Das, Executive Vice President of First Data, will leave First Data to pursue other opportunities. Mr. Das will remain with First Data for a transition period through March 31, 2016. Mr. Das will receive benefits substantially as described under the First Data’s Severance / Change in Control Policy (Management Committee Level), as amended and restated effective January 1, 2015, which was included as Exhibit 10.11 of First Data’s Annual Report on Form 10-K filed on February 27, 2015, and is incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(d)     The following is a list of the Exhibits filed with this report.

Exhibit Number	Description of Exhibit
10.1
First Data Corporation Severance / Change in Control Policy (Management Committee Level), as amended and restated effective January 1, 2015 (incorporated by reference to Exhibit 10.11 of First Data’s Annual Report on Form 10-K filed on February 27, 2015, Commission File No. 1-11073).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By: /s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

Date: February 11, 2016